CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-223076) of Pruco Life Insurance Company of New Jersey (the “Registration Statement”) of our report dated March 31, 2022 relating to the financial statements of Pruco Life of New Jersey Variable Contract Real Property Account, which appears in this Registration Statement. We also consent to the use in this Registration Statement of our report dated March 31, 2022 relating to the financial statements of The Prudential Variable Contract Real Property Partnership, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 31, 2022